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                                                                   EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of our report dated October 13, 1997, of the estimates of net proved oil and natural gas reserves of XPLOR Energy, Inc. and their present values, as of September 30, 1997, in this Form S-1 Registration Statement and the prospectus incorporated therein, and all references to our firm therein.

                                          NETHERLAND, SEWELL & ASSOCIATES,
                                           INC.

                                          By:/s/ Danny D. Simmons
                                             Danny D. Simmons
                                             Senior Vice President

Houston, Texas
October 13, 1997